UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

19900 MacArthur Blvd. Suite 250

Irvine, California 92612

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Determination of Estimated Per Share Net Asset Value

On January 16, 2026, the board of directors (the “Board”) of Strategic Student & Senior Housing Trust, Inc. (the "Company," "we," "us," "our"), at the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Committee”), unanimously approved and established our estimated net asset value per share (“Estimated Per Share NAV”) for our Class A shares, Class T shares, Class W shares, Class Y shares, and Class Z shares of $6.37 based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of September 30, 2025. We are providing this Estimated Per Share NAV to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act (“ERISA”) reporting requirements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (“IPA”) in April 2013 (the “IPA Guidelines”).

The Committee, comprised of our two independent directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine the Estimated Per Share NAV, the consistency of the valuation methodology with real estate standards and practices, and the reasonableness of the assumptions used in the valuations and appraisals.

The Committee approved the engagement of Kroll, LLC (“Kroll”), an independent third party real estate valuation and advisory firm, to provide valuation services for our assets and liabilities. In connection therewith, Kroll provided values for our four senior housing properties owned as of September 30, 2025 and a calculation of a range of the estimated value per share of our Class A shares, Class T shares, Class W shares, Class Y shares, and Class Z shares as of September 30, 2025. The scope of work conducted by Kroll was in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice. Each of the appraisals was prepared by Kroll personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) professional designation. We previously engaged Kroll to assist management in the allocation of purchase price for its student housing and senior housing property acquisitions and to perform a net asset value calculation for us for the periods ended June 30, 2020 (as Duff & Phelps, LLC, the predecessor to Kroll), December 31, 2021, September 30, 2022, September 30, 2023, and September 30, 2024. Other than its engagement as described herein, Kroll does not have any direct or indirect material interest in any transaction with us or SSSHT Advisor, LLC, our advisor (our "Advisor"). We do not believe that there are any material conflicts of interest between Kroll, on the one hand, and us or our Advisor, on the other hand. We have agreed to indemnify Kroll against certain liabilities arising out of this engagement.

After considering all information provided, and based on the Committee’s extensive knowledge of the Company’s assets and liabilities, the Committee concluded that the range in estimated value per share of $5.64 to $7.14, with an approximate mid-range value of $6.37, as indicated in the valuation report provided by Kroll (the “Valuation Report”) was reasonable and recommended to the Board that it adopt $6.37 as the Estimated Per Share NAV for the Company’s Class A shares, Class T shares, Class W shares, Class Y shares, and Class Z shares. The Board unanimously agreed upon the Estimated Per Share NAV of $6.37 recommended by the Committee, which determination is ultimately and solely the responsibility of the Board.

From our inception through March 2020, we paid cumulative cash distributions characterized as return of capital of approximately $10.9 million or approximately $0.83 per common share. For the year ended December 31, 2022, we made a special one-time capital gain cash distribution in connection with the sale of the Tallahassee property of approximately $0.5 million or approximately $0.04 per common share. For the year ended December 31, 2024, we made a special one-time capital gain cash distribution in connection with the sale of the Fayetteville property of approximately $3.2 million or approximately $0.24 per common share, which capital gain distribution was paid to stockholders in December 2024 and, accordingly, was a component of the computation of the Estimated Per Share NAV reported below. Total cash distributions paid from inception through September 30, 2025 total approximately $14.6 million or approximately $1.11 per common share.

The table below sets forth the calculation of our estimated value per share as of September 30, 2025, and the Company's previous estimated value per share as of September 30, 2024:

	September 30, 2025 (Unaudited)	September 30, 2024 (Unaudited)
Assets
Investments in Real Estate Assets:
Senior Housing Properties	$209,600,000	$203,100,000
Total Market Value	$209,600,000	$203,100,000

Other Assets:
Cash & Cash Equivalents	$9,793,567	$13,842,913
Restricted Cash	1,831,400	2,745,911
Prepaids, Accounts Receivable, and Misc.	1,094,472	1,729,012
Total Other Assets	$12,719,439	$18,317,836

Liabilities
Fair Value of Debt	$101,759,747	$103,168,510
Accounts Payable and Accrued Expenses	2,967,844	2,948,660
Due to Affiliates	14,501,511	13,955,752
Distributions Payable	9,414,224	7,924,760
Preferred Equity	10,165,594	10,165,594
Total Liabilities	$138,808,920	$138,163,276

Net Asset Value (NAV)	$83,510,519	$83,254,560
Number of Shares Outstanding	13,116,478	13,113,977

NAV Allocated to Class A Shares	$74,259,570	$74,030,207
Number of Outstanding Class A Shares(1)	11,663,489	11,660,988
NAV Per Share – Class A	6.37	6.35

NAV Allocated to Class T Shares	$494,054	$492,634
Number of Outstanding Class T shares	77,598	77,598
NAV Per Share – Class T	6.37	6.35

NAV Allocated to Class W Shares	$544,670	$543,104
Number of Outstanding Class W Shares	85,548	85,548
NAV Per Share – Class W	6.37	6.35

NAV Allocated to Class Y Shares	$7,152,184	$7,131,622
Number of Outstanding Class Y Shares	1,123,349	1,123,349
NAV Per Share – Class Y	6.37	6.35

NAV Allocated to Class Z Shares	$1,060,041	$1,056,993
Number of Outstanding Class Z Shares	166,494	166,494
NAV Per Share – Class Z	6.37	6.35

(1) Includes outstanding units (“OP Units”) in SSSHT Operating Partnership, L.P., our operating partnership (our “Operating Partnership”), and unvested restricted stock issued to our independent directors.

Methodology and Key Assumptions

In determining the Estimated Per Share NAV, the Board considered the recommendation of the Committee, the Valuation Report provided by Kroll, and information provided by our management. Our goal in calculating the Estimated Per Share NAV is to arrive at a value that is reasonable and supportable using what the Committee and the Board each deems to be appropriate valuation methodologies and assumptions. For additional details, please see the recent market conditions section of Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Future valuations of our properties or other assets and liabilities could be affected by weakened economic conditions.

The following is a summary of the valuation methodologies and assumptions used by the Board to value our assets and liabilities.

Real Estate Properties

We engaged Kroll to provide an appraisal, as of September 30, 2025, of our four senior housing properties (the “Appraised Properties”). Kroll’s opinion of value used in calculating the Estimated Per Share NAV above is based on the individual asset values of each of the Appraised Properties in the portfolio on the valuation date in accordance with the IPA Guidelines. The appraisal was not intended to estimate or calculate our enterprise value. The appraisals were performed in accordance with the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, as well as the requirements of the state where each real property is located. Each appraisal was reviewed, approved, and signed by an individual with the professional designation of MAI.

The scope of work by Kroll in performing the appraisal of the Appraised Properties included:

•
analyzing the Appraised Properties on solely a desktop basis;
•
studying each of the student housing and the senior housing markets to measure current market conditions, supply and demand factors, growth patterns, and their effect on the Appraised Properties;
•
utilizing the income approach as the primary indicator of value for each of the Appraised Properties with support from the sales comparison approach;
•
delivering a range of values with a midpoint estimate for each of the Appraised Properties, as well as the underlying assumptions used in the analysis, including capitalization rates, discount rates, growth rates, and others as appropriate;
•
reviewing our other assets and liabilities and the estimate of our market value provided by us as of the valuation date;
•
reviewing our debt and analyzing the mark-to-market of the value of the assumed debt; and
•
discussing with us the finalization of the market value estimates of all assets and liabilities held by us in order for us to arrive at a fair value estimate of the net asset value per share in conformance with the IPA Guidelines.

The income approach is a valuation technique that provides an estimation of the value of an asset based on market expectations about the cash flows that an asset would generate over its remaining useful life. The income approach begins with an estimation of the annual cash flows a market participant would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then capitalized at an appropriate rate to derive an estimate of value (the “direct capitalization method”) or converted to their present value equivalent using a market-oriented discount rate appropriate for the risk of achieving the projected cash flows (the “discounted cash flow method”). In the discounted cash flow method, the present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset which is calculated based upon applying a terminal capitalization rate to the projected net operating income of the property at the end of the discrete projection period to arrive at an estimate of value. The discounted cash flow method is more appropriate for the analysis of investment properties with multiple leases, particularly leases with cancellation clauses or renewal options and especially in volatile markets. The direct capitalization method is normally more appropriate for properties with relatively stable operating histories and expectations. Kroll utilized the discounted cash flow method for all of the Appraised Properties.

In utilizing the discounted cash flow method, Kroll estimated the value of the individual Appraised Properties primarily by using a multiple year discounted cash flow analysis. Kroll calculated the value of the individual Appraised Properties using our historical financial data and forecasts going forward, base capitalization rates, terminal capitalization rates and discount rates that fall within ranges Kroll believes would be used by similar investors to value each of the Appraised Properties. The capitalization rates and discount rates were calculated utilizing methodologies that adjust for market specific information and national trends in senior housing. As a test of reasonableness, Kroll compared the metrics of the valuation of the Appraised Properties to current market activity of senior housing properties.

The sales comparison approach is a valuation technique that provides an estimation of value based on what other purchasers and sellers in the market have agreed to as price for comparable improved properties. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair value of the subject asset. Kroll did not conduct a full analysis using the sales comparison approach, but did utilize the sales comparison approach to provide support for its value estimate.

We acquired the Appraised Properties for an aggregate purchase and development price of approximately $180.5 million. As of September 30, 2025, the total appraised midpoint value of the individual Appraised Properties as provided by Kroll using the valuation method described above was approximately $209.6 million. This represents an approximate 16.1% increase in the total value of the Appraised Properties over the aggregate purchase and development price.

The following summarizes the key assumptions that were used by Kroll to arrive at the midpoint estimated market value of the senior housing properties valued using the discounted cash flow method:

Assumption	Range in Values	Weighted Average Basis
Terminal capitalization rate	7.00% to 7.25%	7.09%
Discount rate	8.50% to 8.75%	8.59%
Annual rent growth rate (market)	3.00% to 6.50%	5.13%
Operating expense margin	59.00% to 79.71%	62.25%
Holding period	5 years	N/A

While we believe that Kroll’s assumptions and inputs are reasonable, a change in these assumptions and inputs would change the estimated value of the Appraised Properties. Assuming all other factors remain unchanged, a decrease in the terminal capitalization rate used for the properties valued using the discounted cash flow method of 50 basis points would increase the value of the Appraised Properties to approximately $226.0 million. Similarly, an increase in the terminal capitalization rate used for the properties valued using the discounted cash flow method of 50 basis points would decrease the value of the Appraised Properties to approximately $203.6 million. Assuming all other factors remain unchanged, a decrease in the discount rate used for the properties valued using the discounted cash flow method of 50 basis points would increase the value of the Appraised Properties to approximately $214.1 million. Similarly, an increase in the discount rate used for the properties valued using the discounted cash flow method of 50 basis points would decrease the value of the Appraised Properties to approximately $205.5 million.

Debt

The estimated value of the aggregate debt was equal to the aggregate amount of all principal balances outstanding as of September 30, 2025. The fair value of the aggregate debt was estimated by Kroll based on a comparison of the contractual terms of our debt instruments against market terms. As of September 30, 2025, the estimated fair value and aggregate amount of all principal balances outstanding of the debt were each approximately $101.8 million, representing a below market debt valuation of approximately $1.5 million.

Other Assets and Liabilities

The carrying values of the majority of the other assets and liabilities were considered to equal their book value. Adjustments to the GAAP carrying basis of certain assets were made to other assets in accordance with the IPA Guidelines.

Limitations of Estimated Value Per Share

Current FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. As with any valuation methodology, the methodology considered by the Board is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and these differences could be significant. Markets for real estate and real estate-related investments can fluctuate and values are expected to change in the future. The Estimated Per Share NAV is not audited and does not represent the fair value of our assets less our liabilities according to GAAP nor does it represent a liquidation value of our assets and liabilities or the amount at which our shares of common stock would trade on a national securities exchange. The estimated asset values may not represent current market value or book value. The estimated value of the Appraised Properties does not necessarily represent the value we would receive or accept if the assets were marketed for sale. The Estimated Per Share NAV does not reflect a real estate portfolio premium or discount compared to the sum of the individual property values. The Estimated Per Share NAV also does not take into account estimated disposition costs and fees for real estate properties. For additional details, please see the recent market conditions section of Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our quarterly and annual reports filed with the SEC. Future valuations of our properties or other assets and liabilities could be affected by current economic risk factors and real estate and capital markets.

Accordingly, with respect to the Estimated Per Share NAV, we can give no assurance that:

•
a stockholder would be able to resell their shares at this Estimated Per Share NAV;
•
a stockholder would ultimately realize distributions per share equal to the Estimated Per Share NAV upon liquidation of the assets and settlement of the liabilities or a sale of our company;
•
our shares of common stock would trade at the Estimated Per Share NAV on a national securities exchange;
•
an independent third-party appraiser or other third-party valuation firm would agree with the Estimated Per Share NAV; or
•
the methodology used to estimate the Estimated Per Share NAV will be in compliance with any future FINRA rules or ERISA reporting requirements.

Further, the Estimated Per Share NAV is based on the estimated value of our assets less the estimated value of our liabilities divided by the number of shares outstanding on an adjusted fully diluted basis, calculated as of September 30, 2025. The Estimated Per Share NAV per share was based upon 13,116,478 shares of equity interests as of September 30, 2025, which was comprised of (i) 11,663,489 outstanding shares of Class A common stock outstanding, outstanding units in our Operating Partnership, and unvested restricted stock issued to our independent directors, plus (ii) 77,598 outstanding shares of Class T common stock, plus (iii) 85,548 outstanding shares of Class W common stock, plus (iv) 1,123,349 outstanding shares of Class Y common stock, plus (v) 166,494 outstanding shares of Class Z common stock.

The value of our shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets, and in response to the real estate and finance markets. We currently anticipate publishing a new estimated share value on an annual basis.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements relating to the Estimated Per Share NAV. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about the Company’s plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, and assumptions, which could cause actual results to differ materially from those projected or anticipated. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to realize the plans, strategies, and prospects contemplated by such forward-looking statements, including the Company’s ability to generate positive cash flow from operations and provide distributions to stockholders, and the Company’s ability to find suitable investment properties, may be significantly hindered. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the SEC. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this Current Report, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Consent of Kroll, LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date: January 16, 2026	By:	/s/ John Strockis
John Strockis
Chief Executive Officer and President